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                                      UICI
                                AND SUBSIDIARIES

                        EXHIBIT 21--SUBSIDIARIES OF UICI


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                                                             Jurisdiction
                                                             ------------

The MEGA Life and Health Insurance Company                     Oklahoma

Mid-West National Life Insurance Company of Tennessee         Tennessee

The Chesapeake Life Insurance Company                          Oklahoma

National Motor Club of America, Inc.                            Texas

United Membership Marketing Group, Ltd.

  Liability Company                                            Colorado

United Credit National Bank                                  South Dakota

Educational Finance Group, Inc.                                Delaware

Insurdata                                                        Texas

Amli Realty Company                                            Illinois

Financial Services Reinsurance, Ltd.                   Turks and Caicos Islands

National Managers Life Insurance Company, Inc.         Turks and Caicos Islands
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